UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 15, 2005

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement

1. Summary of Outside Director Compensation

On January 13, 2005, the compensation committee of Science Applications International Corporation’s (“SAIC”) board of directors established the compensation schedule for SAIC’s outside directors as follows:

Board meeting fee: $1,500 for each board meeting attended

Committee meeting fee: $2,000 for each committee meeting attended

Committee Chair retainer (other than the Audit Committee): $10,000

Audit Committee Chair retainer: $12,500 per year

Lead Director retainer: $2,500 per year for the Lead Director

This compensation schedule became effective as of January 29, 2005, the first day of SAIC’s 2006 fiscal year. The directors are eligible to defer their fees into SAIC’s Keystaff Deferral Plan and Key Executive Stock Deferral Plan.

2. Agreement with M.J. Desch

On November 17, 2004, SAIC entered into a definitive agreement to sell its subsidiary, Telcordia Technologies, Inc., to an affiliate of Providence Equity Partners and Warburg Pincus. The completion of the sale is subject to customary closing conditions. In the event the sale is completed, SAIC has allowed Telcordia employees to elect to cancel all vested options to purchase SAIC common stock that the employee held as of the closing date in exchange for the right to receive a cash payment equal to the in-the-money value of the vested options as of the closing date, less applicable tax withholdings. On January 19, 2005, M.J. Desch, a director of SAIC and chief executive officer of Telcordia, entered into an option cancellation agreement with SAIC and Telcordia making such an election.

3. Agreement with Randy I. Walker

On February 9, 2005, SAIC entered into an agreement with Randy I. Walker that provides for Mr. Walker’s resignation as Corporate Executive Vice President and Director of SAIC, effective as of February 1, 2005. Under this agreement, Mr. Walker will receive a lump sum separation payment of $1,045,039. The benefits provided pursuant to this agreement are in lieu of the severance and other benefits Mr. Walker would have received pursuant to the terms of his employment offer letter with SAIC.

In addition, effective February 26, 2005, Mr. Walker will serve as a consulting employee of SAIC through June 10, 2006 and will be paid at an hourly rate for his consulting work. Mr. Walker’s vesting stock and options will continue on their normal vesting schedule through June 10, 2006, at which time he may retain his vested stock for up to three years.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) As described in Item 1.01 above, Randy I. Walker is resigning as a member of SAIC’s board of directors, effective February 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS
INTERNATIONAL CORPORATION

Date: February 15, 2005	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President
General Counsel and Secretary